Exhibit 3.1

Delaware	PAGE 2
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF FORMATION OF “TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC” FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF DECEMBER, A.D. 2008, AT 6:10 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2008.

	/s/ Harriet Smith Windsor

	Harriet Smith Windsor, Secretary of State
0425729 8100V	AUTHENTICATION:	7047635
081226256	DATE:	12-24-08
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:10 PM 12/23/2008
FILED 06:10 PM 12/23/2008
SRV 081226256 — 0425729 FILE
CERTIFICATE OF FORMATION
OF
TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC
     1. The name of the limited liability company is Transcontinental Gas Pipe Line Company, LLC.
     2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     3. This Certificate of Formation shall be effective on December 31, 2008.
     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Transcontinental Gas Pipe Line Company, LLC this 22nd day of December, 2008.

/s/ La Fleur C. Browne
La Fleur C. Browne
Authorized Person